REGISTRATION RIGHTS AGREEMENT


     AGREEMENT made as of the 6th day of June, 1997, by and among The Diana Corporation, a Delaware corporation (the "Company"), and the undersigned original holder of a portion of the Purchased Stock (as defined below) and Warrants (as defined below).

W I T N E S S E T H:

     WHEREAS, on this date, the Company has issued 175,000 shares of Common Stock (the "Purchased Stock") and warrants (the
"Warrants) to purchase an aggregate of 350,000 shares of Common
Stock;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall be used in this Agreement with the following respective meanings:

     "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's Common Stock, $1.00 par value per share.

     "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

     "Holder" means any holder of Registrable Stock.

     "NASD" means the National Association of Securities Dealers,
Inc.

     "Person" means any natural person, partnership, corporation or other legal entity.

     "Registrable Stock" means (a) the Purchased Stock, (b) the Common Stock issued or issuable upon exercise of the Warrants, and (c) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a

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combination of shares, recapitalization, merger, consolidation, share exchange or reorganization; provided, however, Common Stock will cease to be Registrable Stock (i) following sale thereof pursuant to a Registration Statement or (ii) two years or more have elapsed since exercise or expiration of all of the Warrants.

     "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor form).

     "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

     2. Required Registration. (a) The Holder or Holders of at least fifty percent of all Registrable Stock may by notice in writing to the Company request the Company to register under the Securities Act all or any portion of shares of Registrable Stock held by or issuable to such requesting Holder or Holders for sale in connection with nonunderwritten open market or privately negotiated transactions. Notwithstanding anything to the contrary contained herein, the Company shall not be required to seek to cause a Registration Statement to become effective pursuant to this Section 2: (A) within 120 days after the effective date of a Registration Statement filed by the Company, provided that the Company shall use its best efforts to achieve effectiveness of a registration requested hereunder promptly following such 120-day period if such request is made during such 120-day period; (B) if the Company shall furnish to holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future due to pending Company events, or that it would require disclosure of material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed, then the Company's obligation to comply with this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from such Holders.

     (b)  Following receipt of any notice given under this
Section 2 by Holders of Registrable Stock, the Company shall promptly notify all Holders from whom notice has not been received that such registration is to be effected and shall use its reasonable best efforts to register under the Securities Act the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other Holders within twenty (20) days after the giving of such notice by the Company to such other Holders). The Company shall be obligated to register Registrable Stock pursuant to this Section 2 on one occasion only.

     3. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 hereof to effect the registration of shares of Registrable Stock under the Securities
Act, the Company will, at the expense of the Company, as expeditiously as reasonably possible:

          (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect

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     to such securities and use its reasonable best efforts to
     cause such Registration Statement to become and remain effective until the securities covered by such Registration Statement have been sold, and prepare and file with the Commission such amendments to such Registration Statement (and use its reasonable best efforts to cause post-effective amendments to become and remain effective) and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete until the Registrable Stock covered by such Registration Statement has been sold or the securities are no longer Registrable Stock;

          (b) Furnish to the participating Holders such reasonable number of copies of the Registration Statement (including all exhibits thereto), preliminary prospectus, final prospectus and such other documents as such participating Holders may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such Registration Statement or (ii) as such participating Holders may reasonably request within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration
     Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

          (e) Notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

          (f) Prepare and file within thirty days with the Commission, and immediately notify such participating Holders of the need to file and of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) In case any of such participating Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in

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     circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (h) Advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (i) Use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

     4.  Expenses.

          (a) With respect to each registration effected pursuant to Section 2 hereof, all fees, costs and expenses of the Company incidental to such registration in connection therewith shall be borne by the Company.

          (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. The Holders shall bear all of their own expenses, including without limitation, brokerage expenses and their own usual and customary legal fees and expenses.

     5.  Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, and any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, expenses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such claims, actions, demands, losses, expenses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact

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

     contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, expense, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished in writing by such Holder for use in the preparation thereof; provided, further, that the foregoing indemnity shall not inure to the benefit of any Holder and the officers, directors, agents, employees of the Holder, and each Person who controls the Holder, if the Holder shall have sold Registrable Stock in violation of Section 6 hereof.

          (b) Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, expenses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such claims, actions, demands, losses, expenses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Holder for use in the preparation thereof.

          (c)  Promptly after receipt by a party to be
     indemnified pursuant to the provisions of paragraph (a) or
     (b) of this Section 5 (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph
     (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5 and shall not relieve the indemnifying party from liability under this Section 5 unless such indemnifying party is prejudiced by such omission. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the

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

     indemnifying party shall not be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest that would make such representation inappropriate in the circumstances, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this
     Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification is such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph
     (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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

          (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

          (f) The liability of a Holder under this Section 5 shall not exceed an amount equal to the net proceeds received by a Holder from the sale of Registrable Stock.

     6. Holder Cooperation. Prior to any offers or sales under the Registration Statement, each Holder agrees to obtain prior confirmation from the Company that no "Blackout Condition" exists. The Company shall provide such confirmation (if true) within one business day of the request from a Holder. "Blackout Condition" means (i) the existence of material, nonpublic information, (ii) the unavailability of any required financial information as the result of an actual or proposed acquisition or disposition, or (iii) the existence of any financing or other transaction, event or condition which would make it disadvantageous, in the Company's reasonable opinion, for Registrable Stock to be sold under the Registration Statement.
In connection with the registration and sale of the Registrable Stock, each Holder will (i) cooperate with the Company in preparing the Registration Statement and provide the Company with all information, documents and agreements that the Company may deem reasonably necessary, (ii) discontinue offers and sales of the Registrable Stock under the Registration Statement upon notification of a Blackout Condition or of any stop order or suspension of effectiveness of the Registration Statement, (iii) discontinue use of any prospectus following notice by the Company that the prospectus must be amended or supplemented (iv) only use the most recent prospectus included in the Registration Statement, (v) upon presentation of the stock certificate representing any Registrable Stock sold under the Registration Statement, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the Registration Statement, and (vi) comply with applicable federal and state securities laws including without limitation the prospectus delivery requirements under the Securities Act and the applicable requirements of Rule 10b-5 and Regulation M under the Exchange Act.

     7. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given when sent by registered or certified mail, return receipt requested, by Federal Express, DHL or other guaranteed overnight delivery service or by facsimile transmission, addressed as follows:

     If to the Company:   The Diana Corporation
                          26025 Mureau Road
                          Calabasas, California  91302
                          Telecopy:  (818)  878-7633
                          Attention:  Daniel W. Latham

     If to a Holder:      at the address set forth on the
                         signature page hereof

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

and if to any other Holder at such Holder's address for notice as set forth in the register maintained by the Company, or, as to any of the foregoing, to such other address as any such party may give the others notice of pursuant to this Section, provided that a change of address shall only be effective upon receipt.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     9. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise. This Agreement may not be amended except by a writing executed by the Company and the Holders of at least two-thirds of the Registrable Stock.

     10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto. A Holder may assign its rights hereunder in connection with an assignment of a Warrant or Registrable Stock, provided the disposition covers at least 50,000 shares of Common Stock and the transferee agrees in writing to the terms hereof.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

     13. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

     14. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above recited.


                              THE DIANA CORPORATION

                              By: /s/ Daniel W. Latham, President
                                      and Chief Operating Officer


                              By: /s/ James J. Fiedler

                              Address:  24905 Ariella Drive
                                        Calabasas, CA  91302

                              Telecopy: (818) 225-8746

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